CONTACT:
Sherry Lauderback
VP, Investor Relations & Communications
(248) 631-5506
sherrylauderback@trimascorp.com

TRIMAS REPORTS SECOND QUARTER 2019 RESULTS
Delivered Sales and Earnings Growth; Acquired 1% of Shares Outstanding
BLOOMFIELD HILLS, Michigan, July 30, 2019 - TriMas (NASDAQ: TRS) today announced financial results for the quarter ended June 30, 2019.
TriMas Highlights

•	Increased net sales by 6.4% to $239.4 million, with sales increases in all segments

•	Increased net income by 12.3% to $22.0 million, while adjusted net income(1) increased by 3.3% to $22.9 million

•	Increased diluted EPS by 14.3% to $0.48, while adjusted diluted EPS(1) increased by 4.2% to $0.50

•	Completed the acquisition of Taplast S.p.A., which is now included in the Packaging segment

•	Acquired approximately 1% of TriMas' total shares outstanding
Second Quarter 2019
TriMas reported second quarter net sales of $239.4 million, an increase of 6.4% compared to $224.9 million in second quarter 2018, as organic and acquisition-related sales growth was partially offset by the impact of unfavorable currency exchange. The Company reported operating profit of $31.1 million in second quarter 2019 compared to $31.5 million in second quarter 2018. Adjusting for Special Items(1) primarily related to transaction diligence costs, second quarter 2019 adjusted operating profit was $32.1 million, relatively flat to the prior year period as the impact of higher sales was offset primarily by a less favorable sales mix, and increased input and freight costs.
The Company reported second quarter 2019 net income of $22.0 million, or $0.48 per diluted share, an increase of 12.3% compared to net income of $19.6 million, or $0.42 per diluted share, in second quarter 2018. Second quarter 2019 adjusted net income(1) was $22.9 million, or $0.50 per diluted share, an increase of 3.3% compared to $22.2 million, or $0.48 per diluted share, in the prior year period.
"We are pleased to deliver another quarter of solid performance, while also continuing our momentum toward achieving our longer-term growth and capital allocation strategies," said Thomas Amato, TriMas President and Chief Executive Officer. "In addition to achieving sales and adjusted earnings per share growth, we completed the acquisition of Taplast, which is aligned with our strategy of building out TriMas' packaging platform, retired 1% of our shares outstanding, delivered free cash flow in line with our expectations, and ended the quarter with a strong balance sheet."
"We remain committed to allocating capital on a balanced basis, focusing first on reinvesting in our businesses with a priority on the highest return opportunities, in addition to bolt-on acquisitions and share repurchases, all while maintaining a solid balance sheet. We demonstrated this capital allocation strategy in the second quarter, which is a core part of TriMas' overall thesis to drive shareholder value and made possible by the cash generation of our businesses in diverse end markets. Throughout the remainder of 2019, we will continue to drive performance under the TriMas Business Model and capitalize on market opportunities through innovation and speed to market. With respect to our full year expectations, we are reaffirming our organic sales growth and Free Cash Flow outlook, and raising our EPS outlook to $1.85 to $1.95 per share," Amato concluded.
Financial Position
During second quarter 2019, the Company purchased 502,500 shares, or more than 1% of its outstanding common stock, for approximately $14.7 million. At the end of the second quarter, the Company has $47.4 million remaining under its existing share repurchase authorization. In addition, the Company paid $44.6 million for its acquisition of Taplast.
TriMas ended second quarter 2019 with $325.4 million of cash and aggregate availability under its revolving credit facility, $40.3 million of cash on hand and a leverage ratio of 1.6x as defined in the Company's credit agreement. TriMas reported total debt of $294.2 million as of June 30, 2019, compared to $293.0 million as of June 30, 2018. In addition, the Company ended the quarter with Net Debt(2) of $253.9 million, an increase of $14.3 million compared to $239.6 million as of June 30, 2018, as a result of the use of cash for share repurchases and acquisitions.

The Company reported net cash provided by operations of $21.2 million for second quarter 2019, compared to $35.4 million in second quarter 2018. The Company reported Free Cash Flow(3) of $16.6 million for second quarter 2019, compared to $28.9 million in second quarter 2018. As planned, second quarter year to date 2019 Free Cash Flow was lower than the prior year, primarily due to the timing of cash tax payments and a higher investment in working capital. The Company reaffirmed its full year 2019 Free Cash Flow(3) guidance of greater than 100% of net income. Please see Appendix I for further details.
Second Quarter Segment Results
Packaging (Approximately 42% of TriMas June 30, 2019 LTM sales)
TriMas' Packaging segment, which consists primarily of the Rieke® and Taplast™ brands, develops and manufactures specialty dispensing and closure products for the health, beauty and home care, food and beverage, and industrial markets. Net sales for the second quarter increased 9.4% compared to the year ago period, as a result of incremental sales related to the acquisitions of Taplast and Plastic Srl, and higher sales of health, beauty and home care products related to new product introductions. These increases were partially offset by lower sales of food and beverage products and the impact of unfavorable currency exchange. Second quarter operating profit remained relatively flat while operating margin declined, as the impact of higher sales was offset by a less favorable product sales mix, primarily as a result of lower margin product sales related to recent acquisitions. The Company continues to integrate the acquisitions it completed during the first half of 2019, and anticipates enhanced contributions from these transactions.
Aerospace (Approximately 18% of TriMas June 30, 2019 LTM sales)
TriMas' Aerospace segment, which includes the Monogram Aerospace Fasteners™, Allfast Fastening Systems® and Mac Fasteners™ brands, develops, qualifies and manufactures highly-engineered, precision fasteners to serve the aerospace market. Net sales for the second quarter increased 8.0% compared to the year ago period due to steady demand levels for fastener products and improved production throughput. Second quarter operating profit and the related margin percentage increased primarily due to higher sales levels.
Specialty Products (Approximately 40% of TriMas June 30, 2019 LTM sales)
TriMas' Specialty Products segment, which includes the Norris Cylinder™, Lamons®, Arrow® Engine and Martinic Engineering™ brands, designs, manufactures and distributes highly-engineered steel cylinders, sealing and fastener products, wellhead engines and compression systems, and machined components for use within the industrial, petrochemical, oil and gas exploration and refining, and aerospace markets. Second quarter net sales increased by 2.7% compared to the year ago period due to higher sales levels in the sealing and fastener, and machined components product lines. These increases were partially offset by lower sales of engines and compressors used in oil and gas upstream applications, as rig activity and spending remained weak in the U.S. and Canada, and lower cylinder sales. Second quarter operating profit and the related margin percentage decreased as the impact of higher sales levels was more than offset by a less favorable product sales mix, and higher input and freight costs.
Outlook
The Company updated its full year 2019 outlook provided on February 28, 2019. The Company is reaffirming TriMas’ organic sales growth outlook of 3% to 5% compared to 2018, although it may trend toward the lower end of the range due to the impact of certain softer end markets during the first half of the year. The Company also raised its full year 2019 adjusted diluted earnings per share range to $1.85 to $1.95, from the previous range of $1.82 to $1.92 per share. In addition, the Company continues to target 2019 Free Cash Flow(3) to be greater than 100% of net income.
All of the above amounts considered as 2019 guidance are after adjusting for any current or future amounts that may be considered Special Items. The inability to predict the amount and timing of the impacts of these Special Items makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable.(4)
Conference Call Information
TriMas will host its second quarter 2019 earnings conference call today, Tuesday, July 30, 2019, at 10 a.m. ET. The call-in number is (800) 353-6461. Participants should request to be connected to the TriMas second quarter 2019 earnings conference call (Confirmation Code 5451030). The conference call will also be simultaneously webcast via TriMas' website at www.trimascorp.com, under the "Investors" section, with an accompanying slide presentation. A replay of the conference call will be available on the TriMas website or by dialing (888) 203-1112 (Replay Passcode 5451030) beginning July 30, 2019 at 3 p.m. ET through August 6, 2019 at 3 p.m. ET.

Notice Regarding Forward-Looking Statements
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to the Company’s business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: general economic and currency conditions; material and energy costs; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; competitive factors; future trends; the Company’s ability to realize its business strategies; the Company’s ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; information technology and other cyber-related risks; the performance of subcontractors and suppliers; supply constraints; market demand; intellectual property factors; litigation; government and regulatory actions, including, but not limited to, the impact of tariffs, quotas and surcharges; the Company’s leverage; liabilities imposed by debt instruments; labor disputes; changes to fiscal and tax policies; contingent liabilities relating to acquisition activities; the disruption of operations from catastrophic or extraordinary events, including natural disasters; the potential impact of Brexit; tax considerations relating to the Cequent spin-off; the Company’s future prospects; and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
In this release, certain non-GAAP financial measures are used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in Appendix I at the end of this release. Additional information is available at www.trimascorp.com under the “Investors” section.

(1)
Appendix I details certain costs, expenses and other amounts or charges, collectively described as "Special Items," that are included in the determination of net income, earnings per share and/or cash flows from operating activities under GAAP, but that management believes should be separately considered when evaluating the quality of the Company’s core operating results, given they may not reflect the ongoing activities of the business. Management believes that presenting these non-GAAP financial measures, adjusted to remove the impact of Special Items, provides useful information to investors by helping them identify underlying trends in the Company’s businesses and facilitating comparisons of performance with prior and future periods. These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP financial measures.

(2)	The Company defines Net Debt as Total Debt less Cash and Cash Equivalents. Please see Appendix I for additional details.

(3)
The Company defines Free Cash Flow as Net Cash Provided by/Used for Operating Activities, excluding the cash impact of Special Items, less Capital Expenditures. Please see Appendix I for additional details.

(4)
Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

About TriMas
TriMas is a diversified global manufacturer and provider of products for customers in the consumer products, aerospace, industrial, petrochemical, and oil & gas end markets with approximately 4,000 dedicated employees in 16 countries. We provide customers with a wide range of innovative and quality product solutions through our market-leading businesses, which operate in three segments: Packaging, Aerospace and Specialty Products. The TriMas family of businesses has strong brand names in the markets served, and operates under a common set of values and strategic priorities under the TriMas Business Model. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimascorp.com.

TriMas Corporation
Condensed Consolidated Balance Sheet
(Dollars in thousands)

	June 30, 2019	December 31, 2018
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$40,280	$108,150
Receivables, net	150,410	123,110
Inventories	180,500	173,120
Prepaid expenses and other current assets	7,020	7,430
Total current assets	378,210	411,810
Property and equipment, net	225,630	187,800
Operating lease right-of-use assets	39,260	—
Goodwill	334,780	316,650
Other intangibles, net	176,910	174,530
Deferred income taxes	610	1,080
Other assets	16,380	8,650
Total assets	$1,171,780	$1,100,520
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$60	$—
Accounts payable	85,570	93,430
Accrued liabilities	41,690	48,300
Operating lease liabilities, current portion	8,610	—
Total current liabilities	135,930	141,730
Long-term debt, net	294,120	293,560
Operating lease liabilities	31,040	—
Deferred income taxes	18,780	5,560
Other long-term liabilities	44,550	39,220
Total liabilities	524,420	480,070
Total shareholders' equity	647,360	620,450
Total liabilities and shareholders' equity	$1,171,780	$1,100,520

TriMas Corporation
Consolidated Statement of Income
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net sales	$239,370	$224,910	$460,660	$442,010
Cost of sales	(174,020)	(160,130)	(335,490)	(316,850)
Gross profit	65,350	64,780	125,170	125,160
Selling, general and administrative expenses	(34,240)	(33,260)	(68,210)	(58,430)
Operating profit	31,110	31,520	56,960	66,730
Other expense, net:
Interest expense	(3,490)	(3,480)	(6,930)	(7,180)
Other income (expense), net	1,350	(2,180)	670	(2,740)
Other expense, net	(2,140)	(5,660)	(6,260)	(9,920)
Income before income tax expense	28,970	25,860	50,700	56,810
Income tax expense	(6,950)	(6,260)	(9,590)	(12,890)
Net income	$22,020	$19,600	$41,110	$43,920
Basic earnings per share:
Net income per share	$0.48	$0.43	$0.90	$0.96
Weighted average common shares—basic	45,592,075	45,920,307	45,585,445	45,850,137
Diluted earnings per share:
Net income per share	$0.48	$0.42	$0.90	$0.95
Weighted average common shares—diluted	45,828,315	46,200,757	45,910,249	46,215,047

TriMas Corporation
Consolidated Statement of Cash Flow
(Unaudited - dollars in thousands)

	Six months ended June 30,
	2019	2018
Cash Flows from Operating Activities:
Net income	$41,110	$43,920
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:
Loss on dispositions of assets	40	70
Depreciation	13,070	12,870
Amortization of intangible assets	9,970	9,740
Amortization of debt issue costs	560	740
Deferred income taxes	4,230	6,340
Non-cash compensation expense	3,040	2,620
Increase in receivables	(12,370)	(20,380)
Increase in inventories	(1,130)	(5,880)
Decrease in prepaid expenses and other assets	1,140	8,970
Decrease in accounts payable and accrued liabilities	(29,070)	(7,530)
Other operating activities	(1,310)	140
Net cash provided by operating activities, net of acquisition impact	29,280	51,620
Cash Flows from Investing Activities:
Capital expenditures	(12,310)	(11,320)
Acquisition of businesses, net of cash acquired	(67,030)	—
Net proceeds from disposition of property and equipment	30	250
Net cash used for investing activities	(79,310)	(11,070)
Cash Flows from Financing Activities:
Proceeds from borrowings on revolving credit facilities	93,220	59,060
Repayments of borrowings on revolving credit facilities	(92,410)	(68,490)
Shares surrendered upon exercise and vesting of equity awards to cover taxes	(3,230)	(2,380)
Payments to purchase common stock	(15,420)	(2,920)
Net cash used for financing activities	(17,840)	(14,730)
Cash and Cash Equivalents:
Increase (decrease) for the period	(67,870)	25,820
At beginning of period	108,150	27,580
At end of period	$40,280	$53,400
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,190	$7,630
Cash paid for taxes	$11,970	$3,210

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Packaging
Net sales	$103,990	$95,090	$192,830	$183,290
Operating profit	$22,640	$22,810	$40,280	$42,390
Special Items to consider in evaluating operating profit:
Purchase accounting costs	260	—	1,280	—
Adjusted operating profit	$22,900	$22,810	$41,560	$42,390

Aerospace
Net sales	$42,240	$39,100	$80,570	$76,890
Operating profit	$7,010	$6,450	$12,750	$11,040
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	—	—	440	—
Adjusted operating profit	$7,010	$6,450	$13,190	$11,040

Specialty Products
Net sales	$93,140	$90,720	$187,260	$181,830
Operating profit	$10,170	$10,100	$21,030	$20,240
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	—	580	—	1,610
Adjusted operating profit	$10,170	$10,680	$21,030	$21,850

Corporate Expenses
Operating loss	$(8,710)	$(7,840)	$(17,100)	$(6,940)
Special Items to consider in evaluating operating loss:
M&A diligence and transaction costs	700	—	1,820	—
Reversal of legacy related party liability	—	—	—	(8,150)
Adjusted operating loss	$(8,010)	$(7,840)	$(15,280)	$(15,090)

Total Company
Net sales	$239,370	$224,910	$460,660	$442,010
Operating profit	$31,110	$31,520	$56,960	$66,730
Total Special Items to consider in evaluating operating profit	960	580	3,540	(6,540)
Adjusted operating profit	$32,070	$32,100	$60,500	$60,190

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net Income, as reported	$22,020	$19,600	$41,110	$43,920
Special Items to consider in evaluating quality of net income:
M&A diligence and transaction costs	700	—	1,820	—
Purchase accounting costs	260	—	1,280	—
Business restructuring and severance costs	—	660	440	1,870
Reversal of legacy related party liability	—	—	—	(8,150)
Defined benefit pension plan settlement charge	—	2,500	—	2,500
Income tax effect of Special Items(1)	(100)	(610)	(660)	1,040
Adjusted net income	$22,880	$22,150	$43,990	$41,180

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Diluted earnings per share, as reported	$0.48	$0.42	$0.90	$0.95
Special Items to consider in evaluating quality of EPS:
M&A diligence and transaction costs	0.01	—	0.04	—
Purchase accounting costs	0.01	—	0.03	—
Business restructuring and severance costs	—	0.01	0.01	0.04
Reversal of legacy related party liability	—	—	—	(0.18)
Defined benefit pension plan settlement charge	—	0.06	—	0.06
Income tax effect of Special Items(1)	—	(0.01)	(0.02)	0.02
Adjusted diluted EPS	$0.50	$0.48	$0.96	$0.89
Weighted-average shares outstanding	45,828,315	46,200,757	45,910,249	46,215,047
(1) Income tax effect of Special Items is calculated on an item-by-item basis, utilizing the tax rate in the jurisdiction where the Special Item occurred. For the three and six month periods ended June 30, 2019, the income tax effect of Special Items varied from the tax rate inherent in the Company's reported GAAP results, primarily as a result of certain discrete items that occurred during the period for GAAP reporting purposes. For the three and six month periods ended June 30, 2018, the income tax effect of Special Items varied from the tax rate inherent in the Company's reported GAAP results, primarily as a result of certain of the Special Items being incurred in jurisdictions where no tax benefit could be recorded due to valuation allowance assessments.

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended June 30,
	2019			2018
	As reported	Special Items	As adjusted	As reported	Special Items	As adjusted
Net cash provided by operating activities	$21,200	$1,080	$22,280	$35,380	$1,630	$37,010
Less: Capital expenditures	(5,670)	—	(5,670)	(8,150)	—	(8,150)
Free Cash Flow	15,530	1,080	16,610	27,230	1,630	28,860
Net Income	22,020	860	22,880	19,600	2,550	22,150
Free Cash Flow as a percentage of net income	71%		73%	139%		130%

	Six months ended June 30,
	2019			2018
	As reported	Special Items	As adjusted	As reported	Special Items	As adjusted
Net cash provided by operating activities	$29,280	$2,210	$31,490	51,620	$2,980	$54,600
Less: Capital expenditures	(12,310)	—	(12,310)	(11,320)	—	(11,320)
Free Cash Flow	16,970	2,210	19,180	40,300	2,980	43,280
Net Income	41,110	2,880	43,990	43,920	(2,740)	41,180
Free Cash Flow as a percentage of net income	41%		44%	92%		105%

	June 30, 2019	December 31, 2018	June 30, 2018
Current maturities, long-term debt	$60	$—	$—
Long-term debt, net	294,120	293,560	293,010
Total Debt	294,180	293,560	293,010
Less: Cash and cash equivalents	40,280	108,150	53,400
Net Debt	$253,900	$185,410	$239,610

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended June 30,		Twelve months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018	2019	2018
Net income, as reported	$22,020	$19,600	$80,490	$53,040	$41,110	$43,920
Depreciation expense	6,840	6,540	24,780	26,770	13,070	12,870
Amortization expense	5,040	4,830	19,670	19,670	9,970	9,740
Interest expense	3,490	3,480	13,660	14,610	6,930	7,180
Income tax expense	6,950	6,260	19,380	35,540	9,590	12,890
Non-cash compensation expense	1,720	1,400	7,590	6,060	3,040	2,620
Adjusted EBITDA, before Special Items	$46,060	$42,110	$165,570	$155,690	$83,710	$89,220
Adjusted EBITDA impact of Special Items	960	2,770	4,060	5,480	3,540	(4,350)
Adjusted EBITDA	$47,020	$44,880	$169,630	$161,170	$87,250	$84,870
Adjusted EBITDA as a percentage of net sales	19.6%	20.0%	18.9%	19.0%	18.9%	19.2%